UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 4, 2009
DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(216) 755-5500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 4, 2009, as contemplated pursuant to the terms of the Employment Agreement, dated July 29, 2009, between Developers Diversified Realty Corporation (the “Company”) and Scott A. Wolstein and the Employment Agreement, dated July 29, 2009, between the Company and Daniel B. Hurwitz, the Board of Directors of the Company appointed Mr. Hurwitz as President & Chief Executive Officer of the Company and Mr. Wolstein as Executive Chairman of the Board, in each case effective as of January 1, 2010. A copy of the press release announcing these appointments is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description
99.1	Press Release, dated November 9, 2009, relating to the appointment of Daniel B. Hurwitz as President & Chief Executive Officer and Scott A. Wolstein as Executive Chairman of the Board.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
By:	/s/ Joan U. Allgood
Joan U. Allgood
Executive Vice President — Corporate Transactions and Governance

Date: November 9, 2009

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated November 9, 2009, relating to the appointment of Daniel B. Hurwitz as President & Chief Executive Officer and Scott A. Wolstein as Executive Chairman of the Board.